UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2016

INLAND RESIDENTIAL PROPERTIES TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	333-199129 (Commission File Number)	80-0966998 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

On June 21, 2016, Inland Residential Properties Trust, Inc. (the “Company”) held its 2016 annual meeting of stockholders. At the annual meeting, the Company’s stockholders: (1) elected the five nominees listed below to serve as directors; and (2) voted in favor of the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016. Each of the directors will serve for a term ending at the next annual meeting of stockholders, and each will continue in office until his or her successor has been elected and qualifies, or until his or her earlier death, removal, resignation or retirement.

The voting results were as follows:

(1)	Election of directors:

Nominee	For	Withheld
Adrian Corbiere	332,722	641
Daniel L. Goodwin	332,722	641
Michael W. Reid	332,722	641
Mitchell A. Sabshon	326,466	6,897
Donald E. Tolva	332,722	641
(2)	Ratification of the selection of KPMG LLP as independent registered public accounting firm for the year ending December 31, 2016:
Votes For	Votes Against	Abstention
328,913	0	4,450

There were no broker non-votes. No other proposals were submitted to a vote of the stockholders at the Company’s 2016 annual meeting of stockholders.

Item 8.01    Other Events.

The Company has created the material attached hereto as Exhibit 99.1, and incorporated herein solely for purposes of this Item 8.01 disclosure, for use in connection with its 2016 annual meeting of stockholders.

Item 9.01.    Financial Statements and Exhibits.

(d)   Exhibits

99.1	2016 Annual Meeting of Stockholders Presentation Material

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND RESIDENTIAL PROPERTIES TRUST, INC.

Date:	June 21, 2016	By:	/s/ David Z. Lichterman
		Name:	David Z. Lichterman
		Title	Vice President, Treasurer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	2016 Annual Meeting of Stockholders Presentation Material

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